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                                  EXHIBIT 99.1
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CONTACT: KIRK BREWER
         847.256.9282


                         JACOR TO SWAP TAMPA TV STATION
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                         FOR SIX GANNETT RADIO STATIONS
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CINCINNATI, SEPTEMBER 26, 1996--JACOR COMMUNICATIONS, INC. (NASDAQ:JCOR) said today it has reached an agreement with Gannett Co. Inc to exchange Jacor's WTSP-TV, Tampa, for six of Gannett's radio stations.
     Subject to regulatory approval, Jacor will assume ownership of Gannett's KIIS-FM and KIIS-AM, Los Angeles; KSDO-AM and KKBH-FM, San Diego; and
WUSA-FM and WDAE-AM,Tampa-St. Petersburg.
     Randy Michaels, Jacor's chief executive officer, said. "There's no doubt that owning both radio and TV properties in a single market presents some outstanding opportunities. For Jacor, though, the chance to build on our established positions in the San Diego and Tampa radio markets, and to make our first entry into the Los Angeles market in a meaningful way, created an opportunity too good to pass up. It's totally in sync with the Company's core strategy."
     Jacor Communications is headquartered in Cincinnati. Including announced pending acquisitions, Jacor owns, operates, represents or provides programming for 73 radio stations in 16 U.S. Markets. The company also owns WKRC-TV in Cincinnati. Jacor plans to pursue growth through continued acquisitions of complementary stations in its existing markets, and radio groups or individual stations with significant presence in other attractive markets.